Exhibit 10.1

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”) is made effective as of this ____ day of _______, 201_ by and between Benchmark Electronics, Inc., a Texas corporation (the “Corporation”), and             (the “Indemnitee”).

1.             Introduction.  The Indemnitee is a director and/or an officer of the Corporation.  The parties desire that the Corporation provide indemnification (including advancement of expenses) to the Indemnitee to the full extent permitted by Texas law, as the same currently exists and may be expanded from time to time.  Based on such premise, and for certain good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows.

2.             Service.  The Indemnitee will continue to serve the Corporation, either at will or under separate contract (if such exists), as a director and/or an officer of the Corporation for so long as the Indemnitee is duly elected and qualified to serve in such position(s) in accordance with the provisions of the Corporation’s Bylaws, as the same may be amended hereafter, or until the Indemnitee’s earlier death, resignation or removal.

3.             Indemnification.  The Corporation shall indemnify the Indemnitee if the Indemnitee was, is or is threatened to be made a named defendant or respondent in a proceeding because the Indemnitee is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation, while a director or an officer of the Corporation, as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, only if it is determined in accordance with Section 8 that the Indemnitee:

(a)           conducted himself or herself in good faith;

(b)           reasonably believed: (1) in the case of conduct in his or her official capacity as a director or an officer of the Corporation, that his or her conduct was in the Corporation’s best interests; and (2) in all other cases, that his or her conduct was at least not opposed to the Corporation’s best interests; and

(c)           in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The termination of a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the Indemnitee did not meet the requirements set forth in this Section 3.

4.             Limitation on Indemnification.  Except to the extent permitted by Section 5, the Indemnitee shall not be indemnified under Section 3 in respect of a proceeding;

(a)           in which the Indemnitee is found liable on the basis that he or she improperly received a personal benefit, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity; or

(b)           in which the person is found liable to the Corporation.

For the purposes hereof, the Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

5.             Extent of Indemnification.  Except as provided in Section 7, if the Indemnitee is entitled to indemnification under Section 3, the Corporation shall indemnify the Indemnitee against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys’ fees) actually incurred by the Indemnitee in connection with the proceeding; however, if the Indemnitee is found liable on the basis that he or she improperly received a personal benefit or is found liable to the Corporation as contemplated in Section 4, the indemnification (a) shall be limited to the reasonable expenses actually incurred by the Indemnitee in connection with the proceeding, and (b) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the Corporation, breach of his or her duty of loyalty to the Corporation, or an act or omission not committed in good faith that constitutes a breach of a duty owed to the Corporation.  The reasonableness of the Indemnitee’s expenses contemplated in this Section 5 shall be determined in the same manner that the determination of indemnification is made under Section 8.

6.             Notification.  Promptly after receipt by the Indemnitee of notice of the commencement of any proceeding, the Indemnitee shall, if a claim in respect thereof is to be made by the Indemnitee against the Corporation under this Agreement, notify the Corporation of the commencement thereof; provided, however, that an omission by the Indemnitee to notify the Corporation of the commencement of a proceeding will not relieve the Corporation from any liability that it may have to the Indemnitee otherwise than under this Agreement, including, without limitation, its liability under the Corporation’s Articles of Incorporation, certificate of formation or Bylaws.

7.             Defense of Proceeding.  The Indemnitee shall be entitled to select his or her own counsel subject to the reasonable consent of the Corporation and such counsel shall be paid directly by the Corporation.  With respect to any such proceeding:

(a)           The Corporation shall be entitled to participate therein at its own expense.

(b)           Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee.  After notice from the Corporation to the Indemnitee of its election so to assume the defense thereof, the Corporation will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation and all other costs for which the Corporation is liable hereunder.  The Indemnitee shall have the right to employ its own counsel in such proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (1) the employment of counsel by the Indemnitee has been authorized by the Corporation, (2) the Indemnitee shall have reasonably concluded, based on the advice of counsel, that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of such action, or (3) the Corporation shall not in fact have employed counsel to assume the defense of such action within a reasonable time, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation.  The Corporation shall not be entitled to assume the defense of any proceeding as to which the Indemnitee, based on the advice of counsel, shall have made the conclusion provided for in (2) above.

(c)           The Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any proceeding effected without its written consent.  The Corporation shall not settle any action or claim in any manner that would impose any expense, penalty or limitation on the Indemnitee without the Indemnitee’s written consent.  Neither the Corporation nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement.

8.             Determination of Indemnification.

(a)           A determination of whether the Indemnitee is entitled to indemnification under Section 3 shall be made:

(1)           by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

(2)           if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

(3)           by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in Subparagraph (1) or (2) of this Paragraph (a), or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

(4)           by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

(b)           The directors, special legal counsel or shareholders, as the case may be, shall make the determination of indemnification under Paragraph (a) of this Section 8 in accordance with the following procedures:

(1)           The Indemnitee may submit to the Board of Directors a sworn Request for Indemnification, substantially in the form of Exhibit A, in which the Indemnitee requests indemnification from the Corporation pursuant to this Agreement and states that he or she has met the standard of conduct required for indemnification under Section 3.

(2)           The Indemnitee’s submission of a Request for Indemnification to the Board of Directors shall create a rebuttable presumption that the Indemnitee has met the requirements set forth in Section 3 and, therefore, is entitled to indemnification thereunder.  The directors, special legal counsel or shareholders, as the case may be, shall determine, within 30 days after submission of the Request for Indemnification, specifically that the Indemnitee is so entitled unless they or it possess clear and convincing evidence to rebut the foregoing presumption, which evidence shall be disclosed to the Indemnitee with particularity.

9.             Mandatory Indemnification for Reasonable Expenses Upon Successful Defense.  Except as provided in Section 7, the Corporation shall indemnify the Indemnitee against reasonable expenses incurred by him or her in connection with a proceeding in which he or she is a named defendant or respondent because he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation, while a director or an officer of the Corporation, as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, if he or she has been wholly successful, on the merits or otherwise, in the defense of the proceeding.  The reasonableness of the Indemnitee’s expenses contemplated in this Section 9 shall be determined in any manner set forth in Section 8.

10.          Advancement of Reasonable Expenses.  Except as provided in Section 7, the Corporation shall pay or reimburse the reasonable expenses (including attorneys’ fees) incurred by the Indemnitee in a proceeding, in advance of the final disposition of the proceeding, and without the determination of indemnification specified in Section 8 or the determination as to the reasonableness of such expenses contemplated in Sections 5 and 9, within 14 days after the Corporation receives a sworn Statement of Undertaking, substantially in the form of Exhibit B, from the Indemnitee.  In the Statement of Undertaking, (a) the Indemnitee shall state that he or she believes in good faith that he or she has met the standard of conduct necessary for indemnification under Section 3; and (b) the Indemnitee, or any other person on behalf of the Indemnitee, shall undertake to repay the amount paid or reimbursed by the Corporation if it is ultimately determined that (1) the Indemnitee has not met that standard, or (2) indemnification of the Indemnitee against expenses incurred by him or her in connection with that proceeding is prohibited by Section 5.

11.          Insurance.  During the period in which the Indemnitee serves as a director or an officer of the Corporation and thereafter so long as the Indemnitee shall be subject to any possible proceeding, whether civil, criminal or investigative, by reason of the fact that the Indemnitee was serving in such capacity at the request of the Corporation, the Corporation shall maintain in full force and effect Directors’ and Officers’ liability insurance in reasonable amounts from established and reputable insurers; provided, however, that the Corporation shall be under no obligation to maintain such insurance if the Corporation makes a good faith determination that such insurance is not reasonably available or that the premium costs are disproportionate to the amount of coverage provided.

12.          Participation in Other Proceedings.  Notwithstanding any other provision of this Agreement, the Corporation shall pay or reimburse the expenses incurred by the Indemnitee in connection with this appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

13.          Merger, Consolidation or Change of Control.  If the Corporation is a constituent corporation in a merger or consolidation, whether the Corporation is the resulting or surviving corporation or is absorbed as a result thereof, or if there is a change of control of the Corporation, the Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation as the Indemnitee would have with respect to the Corporation if its separate existence had continued or if there had been no change of control of the Corporation.

14.          Voluntary Dissolution or Bankruptcy.  If the Corporation voluntarily decides to dissolve or to file a petition for relief under the applicable bankruptcy, moratorium or similar laws, then not later than 10 days before such dissolution becomes effective or such filing is made, the Corporation shall deposit cash in trust for the sole and exclusive benefit of the Indemnitee in an amount equal to all amounts previously authorized to be paid or reimbursed to the Indemnitee under this Agreement but which have not yet been paid or reimbursed.  Any amount so placed in trust shall be used, to the extent necessary, to discharge the Corporation’s obligations to the Indemnitee hereunder, whereupon any remaining amount shall be returned to the Corporation.  The provisions of this Section 14 shall not apply to the dissolution of the Corporation in connection with a transaction as to which Section 13 applies.

15.          Change in Texas Law.        This Agreement is intended to provide indemnity to the Indemnitee to the full extent allowed under Texas law.  Accordingly, to the extent permitted by law, if Texas law permits greater indemnity than the indemnity set forth herein, or if any amendment is made to Texas law expanding the permissible indemnity, the indemnity rights and obligations of the parties set forth in this Agreement shall automatically be expanded to the extent necessary to provide indemnity to the Indemnitee the full extent allowed under Texas law.

16.          Certain Definitions.  For the purposes of this Agreement, the following terms shall have the indicated meanings:

(a)           “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, arbitrative or investigative), any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit or proceeding.

(b)           “Other enterprise” shall include, among others, civic, non-profit or charitable organizations, whether or not incorporated.

(c)           “Change of control” shall mean any change in the ownership of a majority of the outstanding shares of the Corporation entitled to vote on the election of directors or in the composition of a majority of the members of the board of Directors of the Corporation.

17.          Miscellaneous.

(a)           Not Exclusive Right.  The indemnification (including advancement of expenses) provided for by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any statute, bylaw, agreement, insurance policy, vote of shareholders or directors or otherwise.

(b)           Continuing Right.  The Indemnitee’s right to indemnification (including advancement of expenses) under this Agreement shall continue after the Indemnitee has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors, administrators and legal representatives of the Indemnitee.

(c)           Attorneys’ Fees.  If a claim is made under this Agreement and is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the Indemnitee may institute an action, suit or proceeding to enforce his or her rights under, or to recover damages for the Corporation’s breach of, this Agreement. If the Indemnitee prevails in such action, suit or proceeding in whole or in part, he or she shall be entitled to recover from the Corporation all court costs and attorneys’ fees and expenses that he or she incurred in connection therewith.

(d)           Modification and Severability.  If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully enforceable.  If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Agreement, and such declaration shall not affect the legality, validity and enforceability of the other provisions of this Agreement to which such declaration does not relate.  In such event, this Agreement shall be construed as if it did not contain the particular provision held to be illegal, invalid or unenforceable, the rights and obligations of the parties hereto shall be construed and enforced accordingly, and this Agreement otherwise shall remain in full force and effect.

(e)           Governing Law.  This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Texas, without regard to its conflict-of-laws rules.

(f)            Entire and Only Agreement.  This Agreement constitutes the entire and only understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements among other parties relating to the same subject matter.

(g)           Amendments.  Except as provided in Section 15, no alterations, modifications, amendments or changes in this Agreement shall be effective or binding upon any party hereto unless the same shall be in writing and executed by all of the parties hereto.

(h)           Multiple Counterparts.  This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original for all purposes, and all of which together shall constitute one and the same instrument.

This Agreement has been executed by the parties hereto on the dates set forth beside their respective signatures below and shall be effective as of the date set forth above.

Benchmark Electronics, Inc.

By: ________________________________
Name: ________________
Title: _________________

________________________________
Name: _________________

EXHIBIT A

REQUEST FOR INDEMNIFICATION

STATE OF                                                                             §

COUNTY OF                                                                         §

I,                                                                                             , after first being duly sworn, hereby state as follows:

1.             This Request for Indemnification is submitted to the Board of Directors of Benchmark Electronics, Inc., a Texas corporation (the “Corporation”), pursuant to the Indemnity Agreement dated                                    , 20__ (the “Agreement”), between the Corporation and me.

2.             I am requesting indemnification from the Corporation pursuant to the Indemnification Agreement in connection with the following proceeding:

3.             With respect to my conduct that is at issue in the proceeding, I :

(a)           conducted myself in good faith;

(b)           reasonably believed: (1) in the case of conduct in my official capacity as a director or officer of the Corporation, that my conduct was in the Corporation’s best interests; and (2) in all other cases, that my conduct was at least not opposed to the Corporation’s best interests; and

(c)           in the case of any criminal proceeding, had no reasonable cause to believe my conduct was unlawful.

Accordingly, I have met the standard of conduct required for indemnification under Section 3 of the Agreement.

I have executed this Request for Indemnification on                                                                  .

Signature: ________________________

Name: ___________________________

Subscribed and sworn to before me on                                                                                           .

Notary Public in and for the
State of __________________________
County of ________________________

My Commission Expires ____________
Name: ___________________________

EXHIBIT B

STATEMENT OF UNDERTAKING

STATE OF                                                                             §

COUNTY OF                                                                         §

I,                                                                                             , after first being duly sworn, hereby state as follows:

1.             This Statement of Undertaking is submitted to the Board of Directors of Benchmark Electronics, Inc., a Texas corporation (the “Corporation”), pursuant to the Indemnity Agreement dated                                    , _____ (the “Agreement”), between the Corporation and me.

2.             I am requesting from the Corporation pursuant to the Indemnification Agreement the advancement of expenses that I have incurred in connection with the following proceeding:

3.             I believe in good faith that I have met the standard of conduct necessary for indemnification under Section 3 of the Agreement.

4.             I undertake to repay the amount paid or reimbursed by the Corporation if it is ultimately determined that (a) I have not met the standard of conduct necessary for indemnification under Section 3 of the Agreement, or (b) indemnification of me against expenses that I have incurred in connection with the proceeding is prohibited by Section 5 of the Agreement.

I have executed this Statement of Undertaking on                                                                      .

Signature: ________________________

Name: ___________________________

Subscribed and sworn to before me on                                                                                           .

Notary Public in and for the
State of __________________________
County of ________________________

My Commission Expires ____________
Name: ___________________________